UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 26, 2018

Intiva BioPharma Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Commission File No.: 000-55320

Delaware	26-2049376
(State of Incorporation)	(I.R.S. Employer Identification No.)

4340 East Kentucky Avenue, Suite 206, Glendale, CO	80246
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: (303) 495-7583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[X] Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

[  ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2018, the Board of Directors of Intiva BioPharma Inc. (the “Registrant”), appointed Ms. Lindy Snider to the Registrant’s Board, effective immediately.

Lindy Snider, age 56, Director: Lindy Snider is an active entrepreneur, philanthropist and advocate for the benefits of medical cannabis. In 2003, Ms. Snider founded and created the Pennsylvania-based Lindi Skin, the first-ever skincare collection dedicated to help relieve the often-debilitating skin side-effects of individuals undergoing cancer therapies including chemotherapy and radiation. Lindi Skin represents an entirely new niche in dermatology and oncology, providing cancer patients with skin care products that bring a sense of wellness and control as they deal with the side effects of their chemotherapy and radiation treatment, which include widely known conditions of hair loss and nausea, among other side-effects. Lindi Skin helps patients address the lesser known skin side-effects of sores, rashes, burns, flaky skin and loss of skin elasticity that often result.

Ms. Snider, as an active and dedicated philanthropist, is also an active board member of many Philadelphia and national charitable and other philanthropic organization, which include: Cancer Forward; PSPCA; National Museum of American Jewish History; Shoah Foundation’s Next Generation Council; Philadelphia Orchestra; Fox Chase Cancer Foundation; and the Snider Foundation.

Ms. Snider is a founder and director of Athletes for Care, an organization dedicated to creating a community where former professional athlete can find support, opportunity and purpose in life after a career in sports. The organization is a strong advocate of the use of medical cannabis, as well as a director of Stem Holdings Inc., which owns and leases real estate to the marijuana industry.

Ms. Snider is chair of the Entrepreneurship and Social Impact Initiative of The Lambert Center for the Study of Medicinal Cannabis and Hemp at Thomas Jefferson University in Philadelphia and is also an associate fellow of the Institute of Emerging Health Professions, Thomas Jefferson University.

Ms. Snider joins the Registrant’s Board of Directors which currently includes: Jeffrey Friedland, the Registrant’s Chief Executive Officer and a Director; Richard Greenberg, Executive Vice President and Chairman; and Alain Bankier, 63, Chief Strategy Officer and Director.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibits

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Press Release dated January 30, 2018, filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/: Jeffrey Friedland
Jeffrey Friedland, CEO Dated: January 30, 2018